                                                                      Exhibit 11

                                Rymer Foods Inc.
                        Computation of Earnings Per Share
                      for the years ended October 28, 1995,
                      October 29, 1994 and October 30, 1993
                    (in thousands, except per share amounts)

                                                          1995                1994                 1993
                                                    -----------------   -----------------   -----------------
                                                                           (Restated)         (Restated)
                                                               Fully               Fully               Fully
                                                    Primary   Diluted   Primary   Diluted   Primary   Diluted
                                                    -------   -------   -------   -------   -------   -------
AVERAGE SHARES OUTSTANDING
  1  Average shares outstanding                      10,748    10,748    10,506    10,506     6,821     6,821
  2  Net additional shares assuming stock
      options and warrants exercised and
      proceeds used to purchase treasury
      shares                                            140       140       156       276                  54
  3  Net additional shares assuming
      conversion of preferred stock not
      considered a common stock
      equivalent at issuance
  4  Average number of common                       -------  --------   -------   -------   -------   -------
      shares outstanding                             10,888    10,888    10,662    10,782     6,821     6,875
                                                    -------  --------   -------   -------   -------   -------
                                                    -------  --------   -------   -------   -------   -------

EARNINGS
  5  Income (loss) from continuing operations      $(29,620) $(29,620) $  1,883  $  1,883  $(23,867) $(23,867)
                                                    -------  --------   -------   -------   -------   -------
                                                    -------  --------   -------   -------   -------   -------

  6  Income (loss) before extraordinary item       $(30,802) $(30,802) $  6,478  $  6,478  $(22,829) $(22,829)
                                                    -------  --------   -------   -------   -------   -------
                                                    -------  --------   -------   -------   -------   -------

  7  Net income (loss)                             $(30,802) $(30,802) $  6,478  $  6,478  $(11,441) $(11,441)
                                                    -------  --------   -------   -------   -------   -------
                                                    -------  --------   -------   -------   -------   -------

PER SHARE AMOUNTS
      Income (loss) from continuing operations
       (line 5 / line 4)                            $ (2.72)  $ (2.72) $    .18  $    .17  $  (3.50) $  (3.47)
                                                    -------  --------   -------   -------   -------   -------
                                                    -------  --------   -------   -------   -------   -------
                                                                                                       (a)
      Income (loss) before extraordinary item
       (line 6 / line 4)                            $ (2.83)  $ (2.83) $    .61  $    .60  $  (3.35) $  (3.32)
                                                    -------  --------   -------   -------   -------   -------
                                                    -------  --------   -------   -------   -------   -------
                                                                                                       (a)
      Net income (loss)
       (line 7 / line 4)                            $ (2.83)  $ (2.83) $    .61  $    .60  $  (1.68) $  (1.66)
                                                    -------  --------   -------   -------   -------   -------
                                                    -------  --------   -------   -------   -------   -------
                                                                                                       (a)


Note: In all years, earnings per share has been calculated using the treasury stock method.

(a) Amounts are anti-dilutive; accordingly, primary earnings per share is disclosed for reporting purposes in accordance with generally accepted accounting principles.